EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES CLOSING OF PUBLIC OFFERING OF 9.00% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

PASADENA, CA – May 17, 2013 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), announced today that it has completed its public offering of 350,000 shares of its 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C  Preferred Stock”), liquidation preference $100.00 per share, for gross proceeds of $35 million, before deducting the underwriting discount and other estimated offering costs.  The shares are listed on the NASDAQ Global Select Market under the symbol “GFNCP” and began trading today.

In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 50,000 shares of the Series C Preferred Stock to cover overallotments, if any.

The Company will use the net proceeds from this offering to pay down senior indebtedness and for general corporate purposes, which would include the acquisition of businesses and lease fleet and the redemption of Series A Preferred Stock.

Sterne, Agee & Leach, Inc. and D.A. Davidson & Co. acted as joint book-running managers for the offering.  BB&T Capital Markets, a division of BB&T Securities, LLC, acted as the lead manager for the offering. B. Riley & Co., LLC, Maxim Group LLC, and Northland Capital Markets served as co-managers for the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (SEC). These securities may not be sold in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made solely by means of a written prospectus forming a part of the registration statement, copies of which may be obtained when available by contacting:

Sterne, Agee & Leach, Inc.
Attn: Prospectus Department
277 Park Avenue, 24th Floor
New York, NY 10172
Phone: 212-338-4708
Fax: 205-414-6373
Email: syndicate@sterneagee.com

D.A. Davidson & Co.
8 Third Street N.
Great Falls, MT 59401
Telephone: 1-800-332-5915
Email: prospectusrequest@dadco.com

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Information

Statements in this press release contain “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements involve a number of risks and uncertainties. Those factors include conditions in the financial markets and customary offering closing conditions. Please see General Finance Corporation’s filing with the SEC for certain other factors that may affect forward-looking information.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29